Exhibit 99.1

Execution, discipline drive 1Q17 progress at First Horizon

MEMPHIS, Tenn., April 13, 2017 (GLOBE NEWSWIRE) -- Progress toward long-term “bonefish” financial goals continued in the first quarter at First Horizon National Corp. (NYSE:FHN).  Net interest income, deposits and loans were up significantly year over year, with strong performance in growth markets and commercial loans, particularly specialty banking areas.  Credit quality reflected continued excellent underwriting discipline.  With revenue stable and expenses down, the efficiency ratio improved from the same period last year.  The company increased its quarterly common dividend by 29 percent during the quarter and closed its acquisition of Coastal Securities on April 3, just after the quarter ended.

“I am pleased with the continued progress we made in the first quarter toward our long-term profitability goals,” said Bryan Jordan, First Horizon’s chairman and CEO.  “Loan pipelines and commitments remain strong as our bankers focus on quality opportunities, credit quality remains excellent, our relationships with current and new customers continue to grow, and the closing of the Coastal acquisition adds talented people, new products and new customers to enhance our fixed income business.  I am pleased to report continued execution of our key strategic priorities.”

 1Q17 Financial Highlights (all comparisons vs 1Q16)

Diluted EPS $0.23	ROA[1] 0.82%	ROE[1] 9.4%	ROTCE[1] 10.3%	CET1[2] 10.2%

Regional Bank	-- Total revenue growth of 9% significantly outpaced expense growth of 2%, improving the efficiency ratio 411 basis points
-- Net interest income up 12%, benefitting from 13% average loan growth and 9% increase in average deposits
-- ROA at 1.46%; ROE at 23%

Fixed Income	-- Fixed income product average daily revenue at $689,000
-- Acquisition of Coastal Securities, a national leader in trading, securitization and analysis of Small Business Administration loans, expands existing SBA trading activities and establishes a fifth major trading desk.

Consolidated	-- Net income available to common shareholders up 13%, diluted EPS up 15%
-- Net interest income up 10%
-- Average loans up 9%; average deposits up 14%
-- Efficiency ratio improved 198 basis points
-- Nonperforming assets down 27%

Capital Deployment	-- Consolidated ROTCE at 10.3%, up 89 basis points
-- Increased quarterly common dividend 29%, to $0.09 per share

1ROA and ROTCE are annualized numbers. ROTCE is non-GAAP and reconciled to ROE in the table below. Business segment revenue, expense, asset and equity levels reflect those that are specifically identifiable or are allocated based on an internal allocation method. [2]Current estimate

Consolidated summary results
Quarterly, Unaudited

				1Q17 Changes vs.
(Dollars in thousands, except per share data)	1Q17	4Q16	1Q16	4Q16	1Q16
Income Statement Highlights
Net interest income	$189,708	$195,551	$172,074	(3)%	10%
Noninterest income	116,895	124,209	132,731	(6)%	(12)%
Securities gains/(losses), net	44	(132)	1,574	NM	(97)%
Total revenue	306,647	319,628	306,379	(4)%	*
Noninterest expense	222,205	237,897	226,927	(7)%	(2)%
Provision for loan losses	(1,000)	-	3,000	NM	NM
Income before income taxes	85,442	81,731	76,452	5%	12%
Provision for income taxes	27,054	24,008	24,239	13%	12%
Net income	58,388	57,723	52,213	1%	12%
Net income attributable to noncontrolling interest	2,820	2,879	2,851	(2)%	(1)%
Net income attributable to controlling interest	55,568	54,844	49,362	1%	13%
Preferred stock dividends	1,550	1,550	1,550	*	*
Net income available to common shareholders	$54,018	$53,294	$47,812	1%	13%
Common Stock Data
EPS	$0.23	$0.23	$0.20	*	15%
Basic shares (thousands)	233,076	232,731	234,651	*	(1)%
Diluted EPS	$0.23	$0.23	$0.20	*	15%
Diluted shares (thousands)	236,855	235,590	236,666	1%	*
Period-end shares outstanding (thousands)	233,883	233,624	232,547	*	1%
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$19,090,074	$19,589,520	$17,574,994	(3)%	9%
Total deposits	23,479,841	22,672,363	20,327,834	4%	16%
Total assets	29,618,600	28,555,231	26,963,682	4%	10%
Total liabilities	26,878,140	25,850,147	24,320,734	4%	11%
Total equity	2,740,460	2,705,084	2,642,948	1%	4%
Asset Quality Highlights
Allowance for loan losses	$201,968	$202,068	$204,034	*	(1)%
Allowance / period-end loans	1.06%	1.03%	1.16%
Net charge-offs	$(900)	$(511)	$9,208	(76)%	NM
Net charge-offs (annualized) / average loans	NM	NM	0.21%
Non-performing assets (NPA)	$161,284	$164,623	$219,613	(2)%	(27)%
NPA % (a)	0.80%	0.80%	1.20%
Key Ratios & Other
Return on average assets ("ROA") (annualized) (b)	0.82%	0.80%	0.79%
Return on average common equity ("ROE") (annualized) (c)	9.40%	9.00%	8.53%
Return on tangible common equity ("ROTCE") (annualized) (d)	10.33%	9.89%	9.44%
Net interest margin (e)	2.92%	3.00%	2.88%
Efficiency ratio (f)	72.47%	74.40%	74.45%
Common equity tier 1 ratio ("CET1") (g)	10.15%	9.94%	10.33%
Tier 1 ratio (g)	11.30%	11.17%	11.56%
Market capitalization (millions)	$4,326.8	$4,674.8	$3,046.4
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(b)	Calculated using net income.
(c)	Calculated using net income available to common shareholders.
(d)	This non-GAAP measure is reconciled to ROE in the non-GAAP to GAAP reconciliation.
(e)	Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ('FTE") basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(f)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(g)	Current quarter is an estimate.

Use of Non-GAAP Measures
A financial measure is included in this release that is non-GAAP, meaning it is not presented in accordance with generally accepted accounting principles (GAAP) in the U.S.  The non-GAAP item presented in this release is return on tangible common equity, or ROTCE. This measure is reported to FHN’s management and directors through various internal reports. FHN’s management believes this measure is relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. First Horizon has reconciled ROTCE to a comparable GAAP measure, ROE, below:

Non-GAAP to GAAP Reconciliation
Quarterly, Unaudited

				1Q17 Changes vs.
(Thousands)	1Q17	4Q16	1Q16	4Q16	1Q16
Average Tangible Common Equity (Non-GAAP)
Average total equity (GAAP)	$2,722,668	$2,746,828	$2,644,374
Less: Average noncontrolling interest (a)	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624
(A) Total average common equity	$2,331,613	$2,355,773	$2,253,319
Less: Average intangible assets (GAAP) (b)	211,757	213,019	216,855
(B) Average tangible common equity (Non-GAAP)	$2,119,856	$2,142,754	$2,036,464

Annualized Net Income Available to Common Shareholders
(C) Net income available to common shareholders (annualized) (GAAP)	$219,073	$212,017	$192,299

Ratios
(C)/(A) Return on average common equity ("ROE") (GAAP)	9.40%	9.00%	8.53%	0.40%	0.86%
(C)/(B) Return on average tangible common equity ("ROTCE") (Non-GAAP)	10.33%	9.89%	9.44%	0.44%	0.89%
(a) Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.

Conference call
Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.FirstHorizon.com.  The call and slide presentation may involve forward-looking information, including guidance.

Participants can call toll-free starting at 8:15 a.m. at 888-317-6003 and entering access code 2645251. The number for international participants is 412-317-6061. Participants can also listen to the live audio webcast with the accompanying slide presentation through the investor relations section of www.fhnc.com. A replay will be available from noon April 13 until midnight April 28. To listen to the replay, dial 877-344-7529 or 412-317-0088. The access code is 10103873. The event will be archived and available by midnight April 14 in the events and presentations section of http://ir.fhnc.com.

Other information
This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments or changes in expectations.

Debt Investor Materials
First Horizon expects to post additional materials for debt investors April 26 in the investor relations section of www.FirstHorizon.com  First Horizon will also provide these materials to analysts at upcoming meetings. The debt investor materials posted may contain forward-looking statements, including guidance, involving significant risks and uncertainties, which will be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our most recent earnings press release and in more detail in our most current 10-Q and 10-K reports. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments or changes in expectations.

About First Horizon
The 4,300 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 160 bank locations across Tennessee and the southern U.S. and 28 FTN Financial offices across the U.S. The company was founded during the Civil War in 1864 and has the 14th oldest national bank charter in the country. First Tennessee has the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. First Horizon has been recognized as one of the nation's best employers by Working Mother and American Banker. More information is available at www.FirstHorizon.com.

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CONTACT:  First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
                  First Horizon Media Relations, James Dowd, (901) 523-4305